Exhibit 4.1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

AMENDMENT NO. 2 (this “Amendment”) dated as of December 7, 2009, to the Rights Agreement, dated as of December 8, 2008, as amended on June 29, 2009 (as amended, the “Agreement”), between Casual Male Retail Group, Inc., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as rights agent (the “Rights Agent”).

WITNESSETH

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is in the best interests of the Company to amend the Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 27 of the Agreement, for so long as the Rights are redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement in any respect without the approval of any holders of shares of Common Stock;

WHEREAS, pursuant to the terms of the Agreement and in accordance with Section 27 thereof, the Company has directed that the Agreement be amended as set forth in this Amendment, and by its execution and delivery hereof, directs the Rights Agent to execute this Amendment; and

WHEREAS, all acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company has been in all respects authorized by the Company.

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in the Agreement and this Amendment, the parties hereto agree as follows:

1.	The definition of “Final Expiration Date” under Section 1 of the Agreement is hereby modified and replaced in its entirety with the following:

““Final Expiration Date” means 12:00 midnight at the end of the day on June 1, 2010.”

2.	The Form of Rights Certificate attached as Exhibit B to the Agreement is hereby amended such that the date “December 8, 2009” is replaced with the date “June 1, 2010” in all places where such date originally appears.

3.	Exhibit C of the Agreement (Summary of Terms) is hereby amended such that the heading “Expiration” is hereby amended and replaced in its entirety as follows:

“The Rights will expire on June 1, 2010, unless earlier exchanged or redeemed.”

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

5.	This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same instrument.

6.	Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

7.	Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed as of the day and year first above written.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

CERTIFICATION

The undersigned, the Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Casual Male Retail Group, Inc., a Delaware corporation (the “Company”) hereby certifies, on behalf of the Company, that the Amendment No. 2, dated as of December 7, 2009, to the Rights Agreement, dated as of December 8, 2008, as amended on June 29, 2009 (as amended, the “Agreement”) between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as rights agent (the “Rights Agent”), is in compliance with the terms of Section 27 of the Agreement.

Dated: December 7, 2009	CASUAL MALE RETAIL GROUP, INC.

	By:	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary